CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Royale Globe Holding Inc. (the "Company") on Form 10-Q for the quarter ended January 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tan Swe Poo, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ho Shih Khiam

Ho Shih Khiam

Chief Executive Officer

March 20, 2015